                                                                   EXHIBIT 99.2
                         Notice of Guaranteed Delivery

                           With Respect to Tender of
      Any and All Outstanding 11 5/8% Senior Subordinated Notes due 2007
                                In Exchange For
                  11 5/8% Senior Subordinated Notes Due 2007

                                      of

                          BIO-RAD LABORATORIES, INC.

              Pursuant to the Prospectus dated             , 2000

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
             , 2000, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.


                            The Exchange Agent is:

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                                  By Hand Delivery:
   By registered or Certified Mail:
                                          c/o Norwest Bank Minnesota, N.A.
   c/o Norwest Bank Minnesota, N.A.       333 South Grand Avenue, Suite 740
   333 South Grand Avenue, Suite 740        Los Angeles, California 90071
     Los Angeles, California 90071        Attn: Corporate Trust Department
   Attn: Corporate Trust Department
                                                    By Facsimile:
        By Overnight Delivery:
                                                   (213) 680-1827
   c/o Norwest Bank Minnesota, N.A.            Attn: Customer Service
   333 South Grand Avenue, Suite 740
     Los Angeles, California 90071              Confirm by Telephone:
   Attn: Corporate Trust Department
                                                   (213) 253-6320

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  As set forth in the prospectus (the "Prospectus") dated             , 2000
of Bio-Rad Laboratories, Inc. (the "Company") and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent thereto must be used to accept the Company's offer (the "Exchange Offer") to exchange new 11 5/8% Senior Subordinated Notes due 2007 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 11 5/8% Senior Subordinated Notes due 2007 (the "Private Notes") if the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or Private Notes cannot be delivered or if the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

  This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

  The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Private Notes specified below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus entitled "The Exchange Offer-- Guaranteed Delivery Procedures." By so tendering, the undersigned does hereby make, at and as of the date hereof, the representations and warranties of a tendering Holder of Private Notes set forth in the Letter of Transmittal.

  The undersigned understands that tenders of Private Notes may be withdrawn if the Exchange Agent receives at one of its addresses specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Date, a facsimile transmission or letter which specifies the name of the person who deposited the Private Notes to be withdrawn and the aggregate principal amount of Private Notes delivered for exchange, including the certificate number(s) (if any) of the Private Notes, and which is signed in the same manner as the original signature on the Letter of Transmittal by which the Private Notes were tendered, including any signature guarantees, all in accordance with the procedures set forth in the Prospectus.

  All authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  The undersigned hereby tenders the Private Notes listed below:

                            PLEASE SIGN AND COMPLETE


   Certificate Numbers of Private Notes              Principal Amount of
              (if Available)                        Private Notes Tendered
--------------------------------------------------------------------------

--------------------------------------------------------------------------

--------------------------------------------------------------------------

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--------------------------------------------------------------------------

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


 ----------------------------------------------------------------------------
          Signature(s) of registered holder(s) or Authorized Signatory

 Name(s) ____________________________________________________________________
                             (Please Type or Print)

 Title ______________________________________________________________________

 Address ____________________________________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________

 Area Code and Telephone No. ________________________________________________

 Date _______________________________________________________________________

 If Private Notes will be tendered by book-entry transfer, check the trust company below:

 [_]  The Depository Trust Company

 Depository Account No.: ____________________________________________________

                                   GUARANTEE
                   (Not To Be Used For Signature Guarantee)

   The undersigned, a participant in a recognized Signature Guarantee Medallion Program, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Private Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date (as defined in the Prospectus).

                                   SIGN HERE

 Name of Firm: ______________________________________________________________

 Authorized Signature: ______________________________________________________

 Name (please type or print): _______________________________________________

 Address: ___________________________________________________________________

 ____________________________________________________________________________

 ____________________________________________________________________________

 Area Code and Telephone No: ________________________________________________

 Date: ______________________________________________________________________


  DO NOT SEND CERTIFICATES FOR PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COPY OF THE PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

                                 INSTRUCTIONS

  1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the Holder but, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the Holder use properly insured, registered mail with return receipt requested. For a full description of the guaranteed delivery procedures, see the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." In all cases, sufficient time should be allowed to assure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

  2. Signature on this Notice of Guaranteed Delivery; Guarantee of
Signatures. If this Notice of Guaranteed Delivery is signed by the Holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the Holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the Holder(s) appear(s) on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

  3. Requests for Assistance or Additional Copies. Questions relating to the Exchange Offer or the procedure for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.